Exhibit 99.1

Diamond Foods Appoints Raymond P. Silcock

Chief Financial Officer

Silcock Brings Over Twelve Years of Experience

Serving as CFO of Food and Beverage Industry Companies

SAN FRANCISCO, June 10, 2013 - Diamond Foods, Inc. (Nasdaq: DMND) (“Diamond”) today announced the appointment of Raymond P. Silcock as Executive Vice President and Chief Financial Officer, effective June 11, 2013. Mr. Silcock replaces Michael Murphy, who has served as Interim Chief Financial Officer since February 8, 2012.

“We are pleased to have Ray join the Diamond team,” said Brian Driscoll, President and Chief Executive Officer of Diamond Foods. “He brings us extensive food and beverage industry, financial operations and capital structure experience. We look forward to leveraging his expertise, which includes a strong track record of managing and improving finance and accounting functions, as well as improving balance sheets, as we continue to focus on the Company’s strategy to drive long-term, profitable growth for our shareholders.”

“I am delighted to be joining Diamond Foods and look forward to working with senior management and the finance and accounting teams as we seek to provide continued strong financial oversight and enhanced financial performance as the Company executes on its key initiatives, including driving margin expansion and more sustainable topline growth,” said Mr. Silcock. “I look forward to taking part in and contributing to Diamond’s future.”

“On behalf of the Board, I would like to thank Mike Murphy for his contributions to the Company over the past sixteen months, during which Diamond has made tremendous strides,” said Robert J. Zollars, Chairman of the Board of Directors of Diamond Foods. “We wish him well in his future endeavors.”

Mr. Silcock, 62, was most recently Chief Financial Officer of the Great Atlantic & Pacific Tea Company. Prior to holding that position, Mr. Silcock served as the Chief Financial Officer of several publicly and privately-held companies in the food and beverage industry, including UST Inc., Swift & Company and Delimex Holdings. Mr. Silcock was also Chief Financial Officer of Cott Corporation for seven years, where he was instrumental in driving the restructuring and turnaround of that business. Mr. Silcock began his career with Campbell Soup Company in 1979 and spent the next eighteen years advancing through financial management roles, culminating in his promotion to Vice President, Finance for the Bakery and Confectionery Division. Mr. Silcock is a member of the Board of Directors of Pinnacle Foods Corporation. He holds an MBA from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Cost & Management Accountants (UK).

About Diamond Foods

Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of

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California® nuts. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

Forward-Looking Statements

This press release includes forward-looking statements, including statements about financial oversight and performance, expanding margins, growth in revenues, prospects for profitable growth and execution of the Company’s strategies. Actual results may differ materially from what we currently expect because of many risks and uncertainties, including: Statements about Diamond’s key initiatives, including driving margin expansion and more sustainable topline growth. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “may” and other similar expressions to identify forward-looking statements. These forward-looking statements are based on our assumptions, expectations and projections about future events only as of the date of this press release, and we make such forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Many of our forward-looking statements are subject to trends and potential developments discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the periodic reports that we file with the SEC. Actual results may differ materially from what we currently expect because of many risks and uncertainties, such as: risks relating to our leverage and its effect on our ability to respond to changes in our business, markets and industry; potential increases in the cost of our debt; uncertainty about our ability to raise additional capital and the possible dilutive impact of raising such capital; risks relating to litigation and regulatory proceedings; uncertainties relating to availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions.

Investors:	Media:
Diamond Foods	Sard Verbinnen & Co for Diamond Foods
Linda Segre	Stacy Roughan or Alyssa Linn
SVP, Corporate Strategy	(310) 201-2040 or (415) 618-8750
(415) 445-7444	sroughan@sardverb.com
lsegre@diamondfoods.com	alinn@sardverb.com

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